Comparison of change in value of $10,000 investment in Dreyfus Premier New Leaders Fund, Inc. Class A shares with the Russell Midcap Index and the Russell 2500 Index

EXHIBIT A:

                     Dreyfus Premier New
       PERIOD         Leaders Fund, Inc.      Russell        Russell
                       (Class A shares)   Midcap Index *   2500 Index *

      12/31/92               9,426            10,000         10,000
      12/31/93              11,034            11,430         11,655
      12/31/94              11,018            11,191         11,533
      12/31/95              14,301            15,046         15,188
      12/31/96              16,777            17,905         18,079
      12/31/97              20,055            23,100         22,483
      12/31/98              19,263            25,430         22,568
      12/31/99              26,472            30,066         28,016
      12/31/00              28,747            32,547         29,213
      12/31/01              25,997            30,718         29,569
      12/31/02              22,996            25,746         24,310


* Source: Lipper Inc.